OMB APPROVAL
OMB Number: 3235-0060
Expires: January 31, 2008
Estimated average burden
hours per response . . . 38.0

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2007

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19975 Victor Parkway, Livonia, MI	48152
(Address of Principal Executive Offices)	(Zip Code)

(734) 591-3000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Barry P. Hoffman

On May 24, 2007, Valassis Communications, Inc. (“Valassis”) and Barry P. Hoffman, Valassis’ Executive Vice President, General Counsel and Secretary, entered into an amendment to his employment agreement (the “Hoffman Amendment”) increasing his annual base salary to $403,650, effective July 1, 2007. All other terms and conditions of Mr. Hoffman’s employment agreement remain in full force and effect.

The foregoing description of the Hoffman Amendment is summary in nature, and is qualified in its entirety by reference to Mr. Hoffman’s amended employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Employment Agreement with William F. Hogg, Jr.

On May 24, 2007, Valassis and William F. Hogg, Jr., Valassis’ Executive Vice President of Manufacturing and Operations, entered into an amendment to his employment agreement (the “Hogg Amendment”) extending the term of his employment until January 1, 2010. In addition, the Hogg Amendment provides Mr. Hogg with the right to receive a supplemental retirement benefit commencing upon retirement, death, disability, change of control or other termination of employment without “Cause” (as defined in Mr. Hogg’s employment agreement) based on Mr. Hogg’s credited service for each year of continuous service with Valassis, subject to certain vesting requirements. The annual amount of the supplemental benefit is calculated by multiplying Mr. Hogg’s years of credited service by two percent of his average annual base compensation while employed by Valassis for the 36 months immediately preceding retirement or other termination of employment. Mr. Hogg is also entitled to certain continued health benefits in connection with the supplemental benefit. However, Mr. Hogg is not entitled to the benefit if he competes with Valassis or its affiliates following termination. All other terms and conditions of Mr. Hogg’s employment agreement remain in full force and effect.

The foregoing description of the Hogg Amendment is summary in nature, and is qualified in its entirety by reference to Mr. Hogg’s amended employment agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Amendment to Employment Agreement with Robert L. Recchia

On May 24, 2007, Valassis and Robert L. Recchia, Valassis’ Executive Vice President, Chief Financial Officer and Treasurer, entered into an amendment to his employment agreement (the “Recchia Amendment”) extending the term of his employment until December 31, 2012 and providing for an increase in annual base salary to $500,000, effective July 1, 2007. All other terms and conditions of Mr. Recchia’s employment agreement remain in full force and effect.

The foregoing description of the Recchia Amendment is summary in nature, and is qualified in its entirety by reference to Mr. Recchia’s amended employment agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

In connection with the Recchia Amendment, the Compensation/Stock Option Committee of the Board of Directors of Valassis approved, at a meeting on May 15, 2007, a grant (to be awarded on July 1, 2007) of an option to purchase 60,000 shares of Valassis’ common stock pursuant to Valassis’ 2002 Long-Term Incentive Plan and such options shall have a strike price equal to the fair market value of Valassis’ common stock on the date of the actual grant.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated as of May 24, 2007, between Valassis Communications, Inc. and Barry P. Hoffman.

10.2	Amendment to Employment Agreement, dated as of May 24, 2007, between Valassis Communications, Inc. and William F. Hogg., Jr.

10.3	Amendment to Employment Agreement, dated as of May 24, 2007, between Valassis Communications, Inc. and Robert L. Recchia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

Date: May 25, 2007	By:	/s/ Barry P. Hoffman
	Name:	Barry P. Hoffman
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated as of May 24, 2007, between Valassis Communications, Inc. and Barry P. Hoffman.

10.2	Amendment to Employment Agreement, dated as of May 24, 2007, between Valassis Communications, Inc. and William F. Hogg., Jr.

10.3	Amendment to Employment Agreement, dated as of May 24, 2007, between Valassis Communications, Inc. and Robert L. Recchia.